Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                           ENVIRONMENT|ONE CORPORATION
 ................................................................................
             (Exact name of registrant as specified in its charter)


                 New York                                   14-1505298
 ..........................................            ....................
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


2773 Balltown Road, Schenectady, New York                  12309-1090
 ..........................................           .....................
(Address of Principal Executive Offices)                   (Zip Code)


           Deferred Compensation Plan for Certain Executive Employees
                         of Environment|One Corporation
 ................................................................................
                            (Full title of the plan)


           Stephen V. Ardia, President, CEO and Chairman of the Board
              2773 Balltown Road, Schenectady, New York 12309-1090
 ................................................................................
                     (Name and address of agent for service)


                                 (518) 346-6161
 ................................................................................
         (Telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed                    Proposed
         Title of                                                 maximum                     maximum
        securities                    Amount                     offering                    aggregate                   Amount of
           to be                       to be                       price                     offering                  registration
        registered                  registered                  per share*                    price*                        fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10               100,000 shares                  $5.50                      $550,000                     $183.33
par value per share
====================================================================================================================================

* Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and based upon the average high and low prices reported by the Nasdaq Small Cap Market on October 25, 1996.

                            Exhibit Index on page 5.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by Environment|One Corporation (the "Company") (Exchange Act File No. 1-7037) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) Annual Report on Form 10-KSB for the year ended December 31, 1995, filed with the Commission on March 28, 1996;

                  (b) Quarterly Reports on Forms 10-QSB, for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Commission on May 9, 1996, July 31, 1996 and October 29, 1996,
                           respectively; and

                  (c) The descriptions of the Company's Common Stock contained in the Company's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Officers and Directors.

                  Under  the New York  Business  Corporation  Law  ("NYBCL"),  a
corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

                  The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or bylaws or when authorized by (i) such certificate of incorporation or bylaws; (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  The foregoing statement is qualified in its entirety by reference to Sections 715, 717, 721 through 725 of the NYBCL.

                  Article "TWELFTH" of the Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its shareholders for monetary damages as a result of breach of fiduciary duty, except for liability if a judgment or final adjudication establishes that a director's acts or omissions were undertaken in bad faith or involved intentional misconduct or a knowing violation of law, or that the director personally gained a financial profit or advantage to which he was not entitled, or that the director violated NYBCL Section 719, as amended.

                  Article 12 of the Bylaws of the Company provides that the Company shall indemnify any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise at the request of the corporation while he was such a director or officer, to the fullest extent permitted by the NYBCL.

Item 7.           Exemption From Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         4.1 Certificate of Incorporation of the Company, previously filed with the Commission as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the period ending June 30, 1988 (No. 1-7037) and incorporated herein by reference.

         4.2      Bylaws of the Company, previously filed with the Commission as
                  Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the period ending June 30, 1988 (No. 1-7037) and incorporated herein by reference.

         4.3 Deferred Compensation Plan for Certain Executive Employees of Environment|One Corporation.

         5.1 Opinion of Bond, Schoeneck & King, LLP as to the validity of certain shares being registered.

         23.1     Consent of KPMG Peat Marwick LLP

         23.2     Consent of Bond,  Schoeneck & King,  LLP  (included in Exhibit
                  5.1).

         24       Power of  Attorney  (included  at page 7 of this  Registration
                  Statement).

Item 9.           Undertakings.

         The undersigned registrant hereby undertakes:

                           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schenectady, New York on the 16th day of October, 1996.


                                                     ENVIRONMENT|ONE CORPORATION

                                                     By:  /s/ Stephen V. Ardia
                                                          ----------------------
                                                          Stephen V. Ardia
                                                          President, CEO and
                                                          Chairman of the Board

                  Each person whose signature appears below hereby authorizes Stephen V. Ardia, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                                     Date
          ---------                                  -----                                     ----


 /s/ Stephen V. Ardia
---------------------------------
         Stephen V. Ardia                  President, CEO and Chairman
                                                  of the Board                            October 16, 1996


 /s/ Philip W. Welsh
---------------------------------
         Philip W. Welsh                         Treasurer and
                                               Director of Finance                        October 16, 1996

          Signature                                  Title                                     Date
          ---------                                  -----                                     ----
/s/ Walter W. Aker
---------------------------------
         Walter W. Aker                              Director                             October 16, 1996


  /s/ John L. Allen
---------------------------------
          John L. Allen                              Director                             October 16, 1996


  /s/ Angelo Dounoucos
---------------------------------
          Angelo Dounoucos                           Director                             October 16, 1996


  /s/ Lars G. Grenback
---------------------------------
          Lars G. Grenback                           Director                             October 16, 1996


  /s/ Robert G. James
---------------------------------
          Robert G. James                            Director                             October 16, 1996


  /s/ Rolf E. Soderstrom
---------------------------------
          Rolf E. Soderstrom                         Director                             October 16, 1996
























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